EXHIBIT "A"

                          TECHNOLOGY MODIFICATIONS NOTE

                       SECURED CONVERTIBLE PROMISSORY NOTE


$____________                                                        Logan, Utah
                                                               February 19, 2004


1.       PROMISE TO PAY.


         FOR VALUE RECEIVED, INMEDICA DEVELOPMENT CORPORATION, A UTAH CORPORATION ("Maker"), promises to pay to the order of Wescor, Inc., a Utah corporation ("Holder"), at 459 South Main, Logan, Utah 84321, or at such other place as the Holder may from time to time designate in writing, amounts designated as Technology Modification Advances, or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender pursuant to the terms and conditions of a separate Loan
         Agreement  between  Borrower  and  Lender as  described  more  fully in
         Section 2 below (the "Loan Agreement"). It is the intent of the Borrower and Lender hereunder to create a line of credit between Borrower and Lender whereby Borrower may borrow up to $200,000 from Lender for Technology Modification Advances as defined in the Loan Agreement and such additional amounts as may be agreed upon by the parties in writing..

         Subject to the provisions of the Loan Agreement, the principal and accrued interest hereunder shall be repaid by Borrower to Lender upon the earlier to occur of the following: (1) on or before the maturity date; and (2) immediately from 50% of any revenues received from commercialization of Maker's Hematocrit Technology or immediately from 20% of any fund raising or loan proceeds received by Maker from third parties, prior to the maturity date . This Note, sometimes referred to herein and in the Loan Documentation as the Technology Modification Note evidences the Technology Modification Expenses advance (the "Technology Modification Loan") from Holder to Maker.

2.       LOAN AGREEMENT.

         This  Note has been  executed  and  delivered  by  Maker to  Holder  in conjunction with a separate Loan Agreement between Maker and Holder which sets forth the terms and conditions of the loan to be made hereunder and other agreements of the parties. This Note shall at all times be governed by and construed in accordance with the Loan Agreement. All defined terms contained herein if not otherwise identified shall have the same meaning as contained in the Loan Agreement.

3.       CONVERTIBILITY.

         This Note, at the election of Holder, shall be convertible into shares of Maker's existing common stock. Upon election and notice by Holder to Maker, all or any portion of the outstanding principal and accrued and unpaid interest then due on this Note shall be converted (the "Conversion") into fully paid and nonassessable common stock of Maker at a conversion price of $.10 per share. Provided, however, that no fractional shares shall be issued. Upon complete conversion of the amounts outstanding on this Note, Maker shall pay to Holder cash in lieu of any fractional shares. Such Conversion shall be subject to compliance with all applicable securities laws and the execution of an Exchange Agreement approved by Maker's counsel



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4.       SECURITY.

         This Note is secured by, among other things, the Security Agreement dated as of even date herewith which creates a lien on that certain property described therein. This Note, the Loan Agreement and the Security Agreement are defined herein as the "Loan Documents."

5.       MATURITY DATE.

         Absent the occurrence of an Event of Default hereunder or under any of the Loan Documents, the unpaid principal balance hereof and all other amounts payable by Maker under the terms of the Loan Documents, shall be due and payable on April 1, 2006 (the "Maturity Date"). If the Maturity Date should fall (whether by acceleration or otherwise) on a day that is not a business day, payment of the outstanding principal shall be made on the next succeeding business day.

6.       PREPAYMENT.

         (a) Subject to any limitations and penalties contained in the Loan Documents, Maker may prepay the Loan, in whole or in part, at any time without penalty or premium.

         (b) Maker shall not be entitled to reborrow amounts prepaid.

5.       INTEREST.

         (a) This Note shall accrue interest at an annual rate of interest equal to the prime rate published on a daily basis in The Wall Street Journal as the prime rate may be modified from time to time (the "Prime Rate").

         (b) Upon the occurrence of an Event of Default (and so long as the Event of Default shall continue), interest will accue at an annual rate of interest equal to the Prime Rate plus two percent (2%) (the "Default Interest Rate").

8.       LAWFUL MONEY.

         All amounts payable under this Note are payable in lawful money of the United States of America.

9.       APPLICATION OF PAYMENTS/LATE CHARGE.

         (a) Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first, to costs of collection, including reasonable attorney's fees; second, to payments made by Holder to preserve any collateral securing this Note; third, to any other payments made by Holder and provided for in this Note or in any documents securing payment of this Note; fourth, to any late charges; fifth, to any accrued interest; and sixth, to principal. All payments due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, all of which amounts shall be paid by Maker, and
                  (ii) without any other set off.

         (b) Upon default, including failure to pay upon final maturity, Holder, at its option, may also, if permitted under applicable


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                  law, increase the applicable interest rate on this Note to the
                  Default Interest Rate. All such interest shall be calculated on the basis of a 365-day year. The interest rate will not exceed the maximum rate permitted by applicable law.

10.      EVENT OF DEFAULT.

         The occurrence of any of the following shall be deemed to be an event of default ("EVENT OF DEFAULT") hereunder:

         (a)      Failure  by  Maker  to  pay  any  monetary   amount  when  due
                  hereunder, and failure to cure such default within five (5) days;

         (b) Failure by Maker to perform any other obligation under this Note, and failure to cure such default within five (5) days; or

         (c) The occurrence of an Event of Default under any of the other Loan Documents.

11.      REMEDIES.

         Upon the occurrence of an Event of Default, and after any applicable cure period, at the option of the Holder, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right. Anything in this Note, the Loan Agreement or the Security Agreement to the contrary notwithstanding, Holder's sole remedy in the event of default shall be to proceed against the Collateral

12.      WAIVER.

         Maker hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, the Holder may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any person liable, and release any security or guaranty.

13.      CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the Holder to exercise and no delay by the Holder in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

14.      ATTORNEYS' FEES.


         Ifthis Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefore, including but not limited to,




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         reasonable  attorneys' fees, whether or not any action or proceeding is
         brought  to  enforce  the   provisions   hereof   (including,   without
         limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)) or with regard to any arbitration proceeding.

15.      SEVERABILITY.

         If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect, provided the essential purposes of the Note are not impaired.



16.      INTEREST RATE LIMITATION.

         Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Utah. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Utah, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.

17.      NUMBER AND GENDER.

         In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

18.      HEADINGS.

         Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

19.      CHOICE OF LAW.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

20.      INTEGRATION.

         The Loan Documents contain the complete understanding and agreement of the Holder and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

21.      COUNTERPARTS.

         This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document.




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22.      BINDING EFFECT.

         The Loan Documents will be binding upon, and inure to the benefit of, the Holder, Maker, and their respective successors and assigns.

23.      TIME OF THE ESSENCE.

         Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

24.      SURVIVAL.

         The representations, warranties, and covenants of Maker and Holder (Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

                                           MAKER:

                                           InMedica Development Corporation,
                                           a Utah Corporation



                                           By:      Ralph Henson
                                           Its:     President






















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